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                                                                    EXHIBIT 10.9
                        NON-INTEREST BEARING NOTE PAYABLE


         Pivotal Self-Service Technologies Inc. (hereinafter called the "Company") for value received, hereby acknowledges itself indebted and promises to pay to 1500450 Ontario Limited (hereinafter called the "Holder") the sum of One Hundred Twenty Thousand ($120,000.00) in lawful money of the United States without interest.

         The monthly payments hereunder are contingent upon the Company continuing to sell and earn revenue under an exclusive distribution agreement with Vertex-Standard.


         The Principal Amount thereon may be prepaid at any time without notice, bonus or penalty.

         This Note may be extended with the mutual consent of the Company and Holder at maturity.

         This note and any covenants and agreements of the Company herein shall be binding upon and enforceable against the Company and its successors and assigns and shall enure to the benefit of the Holder and its successors and assigns.

         This Note shall be governed by and constructed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         The Company covenants and agrees that, to the fullest extent permitted by the law, it shall make all payments hereunder without regard to any defence, counterclaim or right of set-off available to it other than under this Note and that any permitted assignee of the Holder shall have all of the Holder's rights and remedies under this Note.

         IN WITNESS WHEREOF the Company caused its corporate seal to be hereunto affixed and this Note to be duly executed this 7th day of June 2002.

                                    PIVOTAL SELF-SERVICE TECHNOLOGIES INC.






                                    Per:    ____________________________ c/s
                                            John G. Simmonds
                                            Chief Executive Officer




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